Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-187965

May 24, 2013

LightInTheBox Holding Co., Ltd.

LightInTheBox Holding Co., Ltd., or our company, has filed a registration statement on Form F-1, including a prospectus, with the Securities and Exchange Commission, or the SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents our company has filed with the SEC for more complete information about our company and this offering. Investors should rely upon the prospectus and any relevant free writing prospectus for complete details. You may obtain these documents and other documents our company has filed for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, our company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at +1 (800) 221-1037 or Stifel, Nicolaus & Company, Incorporated toll-free at +1 (855) 300-7136 (calling these numbers is not toll free outside the United States). You may also access our company’s most recent prospectus dated May 24, 2013 by visiting EDGAR on the SEC website at http://www.sec.gov/Archives/edgar/data/1523836/000104746913006461/a2215365zf-1a.htm.

This free writing prospectus reflects the following amendment that was made in Amendment No. 3 to our company’s registration statement on Form F-1, or Amendment No. 3, as filed via EDGAR with the SEC on May 24, 2013. Reference to the cover page is to the cover page of the preliminary prospectus, which forms part of Amendment No. 3.

COVER PAGE

The third sentence in the first paragraph on the cover page of the preliminary prospectus has been replaced with the below:

Each ADS represents two ordinary shares, par value $0.000067 per share.